Exhibit 10.13.3

JMP GROUP INC.

2007 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

[FOUR-YEAR CLIFF AWARD]

Grantee’s Name and Address:

You (the “Grantee”) have been granted an award of Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the JMP Group Inc. 2007 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms in this Notice shall have the same meaning as those defined in the Plan.

Award Number

Date of Award

Total Number of Restricted Stock Units Awarded (the “Units”)

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule (the “Vesting Schedule”):

One hundred percent (100%) of the Units shall vest on the fourth anniversary of the Date of Award.

Notwithstanding the foregoing, (i) in the event of a Change in Control, one hundred percent (100%) of the Units shall vest immediately prior to the effective date of such Change in Control; and (ii) in the event of a Corporate Transaction, vesting shall accelerate immediately prior to the effect date of such Corporate Transaction (subject to delayed conversion of such Units as provided below) with respect to the number of Units equal to the quotient obtained by dividing (x) (subject to the adjustment provisions of Section 10 of the Plan) by (y) the Fair Market Value of a Share as of the date of the Corporate Transaction (rounded down to the nearest whole Unit), but in no event will such quotient exceed the Total Number of Units Awarded as set forth above. The shares of Common Stock (or a cash payment in lieu of such shares attributable to the Units accelerated pursuant to clause (ii) above) will be issued or paid on the earlier of (A) two years from the date of such Corporate Transaction or (B) four years from the Date of Award. To the extent Units are Assumed or Replaced in connection with such Corporate Transaction, any Units (or replacement Award) that remain unvested following the Corporate Transaction will vest in accordance with Vesting Schedule set forth above. If the Units are not Assumed or Replaced in connection with the Corporate Transaction, then the remaining Units shall automatically become fully vested immediately prior to the specified effective date of such Corporate Transaction (subject to delayed conversion of such Units as provided above).

In the event of the Grantee’s change in status from Employee to Consultant or Director, the determination of whether such change in status results in a termination of Continuous Service will be determined in accordance with Section 409A of the Code.

During any authorized leave of absence, the vesting of the Units as provided in this schedule shall be suspended (to the extent permitted under Section 409A of the Code) after the leave of absence exceeds a period of three (3) months. The Vesting Schedule of the Units shall be extended by the length of the suspension. Vesting of the Units shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity; provided, however, that if the leave of absence exceeds six (6) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (a) the Grantee’s Continuous Service shall be deemed to terminate on the first date following such six-month period and (b) the Grantee will forfeit the Units that are unvested on the date of the Grantee’s termination of Continuous Service. An authorized leave of absence shall include sick leave, military leave, or other bona fide leave of absence (such as temporary employment by the government).

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

Vesting shall cease upon the date the Grantee terminates Continuous Service for any reason, including death or Disability. In the event the Grantee terminates Continuous Service for any reason, including death or Disability, any unvested Units held by the Grantee immediately following such termination of the Grantee’s Continuous Service shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

JMP GROUP INC.
a Delaware corporation

By:
Title:
Date:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

Grantee Acknowledges and Agrees:

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee further agrees and acknowledges that this Award is a non-elective arrangement pursuant to Section 409A of the Code.

The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares. The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable federal securities laws.

The Grantee understands that the Award is subject to the Grantee’s consent to access this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form on the Company’s intranet or otherwise. By signing below (or by providing an electronic signature) and accepting the grant of the Award, the Grantee: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Company’s intranet; (ii) represents that the Grantee has access to the Company’s intranet; (iii) acknowledges receipt of electronic copies, or that the Grantee is already in possession of paper copies, of the Plan Documents; and (iv) acknowledges that the Grantee is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.

The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Administrator in accordance with Section 11 of the Agreement. The Grantee further agrees to the venue and jurisdiction selection in accordance with Section 12 of the Agreement. The Grantee further agrees to notify the Company upon any change in his or her residence address indicated in this Notice.

Date: __________________________	____________________________________
Grantee’s Signature

____________________________________
Grantee’s Printed Name

____________________________________
Address

____________________________________
City, State & Zip

Award Number:

JMP GROUP INC.

2007 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

28 Issuance of Units. JMP Group Inc., a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Agreement (the “Agreement”) and the terms and provisions of the JMP Group Inc. 2007 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise provided herein, the terms in this Agreement shall have the same meaning as those defined in the Plan.

29 Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution.

30 Conversion of Units and Issuance of Shares.

.1 General. Subject to the Notice and Section 3(b), one share of Common Stock shall be issuable for each Unit subject to the Award (the “Shares”) upon vesting. Immediately thereafter, or as soon as administratively feasible, the Company will transfer the appropriate number of Shares into a blocked account, including, but not limited to, an escrow account, on behalf of the Grantee after satisfaction of any required tax or other withholding obligations and such Shares will be held in escrow as set forth in Section 5 below until the sixth (6th) anniversary of the Date of Award as specified in the Notice. In the event of a Change in Control of the Company, vesting shall accelerate and one Share shall be issuable for each Unit subject to the Award immediately prior to the specified effective date of such Change in Control, subject to Section 3(b) below. Immediately thereafter, or as soon as administratively feasible, the Company will transfer the appropriate number of Shares to the Grantee after satisfaction of any required tax or other withholding obligations and such Shares shall not be subject to the restrictions set forth in Section 5 below. In the event of a Corporate Transaction of the Company, vesting shall accelerate immediately prior to the specified effective date of such Corporate Transaction (subject to delayed conversion of such Units as provided below) with respect to the number of Units equal to the quotient obtained by dividing (x) (subject to the adjustment provisions of Section 10 of the Plan) by (y) the Fair Market Value of a Share as of the date of the Corporate Transaction (rounded down to the nearest whole Unit), but in no event will such quotient exceed the Total Number of Units Awarded as set forth on the Notice. Such accelerated Units shall not be subject to the restrictions set forth in Section 5 below. Upon the earlier of (i) two (2) years from the date of such Corporate Transaction, or (ii) four (4) years from the Date of Award, the Company will transfer one Share for each Unit that has vested in connection with the Corporate Transaction, or the Company (or its successor), in its sole discretion, will make a cash payment in lieu of the issuance of the Shares attributable to the Units accelerated as set forth above in an amount equal to the value on the payment date of one share of Common Stock multiplied by the number of Units that vested upon the Corporate Transaction. To the extent Units are Assumed or Replaced in connection with such Corporate Transaction, any Units (or replacement Award) that remain unvested following the Corporate Transaction will vest in accordance with Vesting Schedule set forth in the Notice. If the Units are not Assumed or Replaced in connection with the Corporate Transaction, then the remaining Units shall automatically become fully vested immediately prior to the specified effective date of such Corporate Transaction (subject to delayed conversion of such Units as provided above). Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share. Notwithstanding anything in this Agreement to the contrary, the Company may, in its sole discretion, make a cash payment in lieu of the issuance of Shares as provided herein in an amount equal to the value of one share of Common Stock multiplied by the number of Units subject to the Award.

.2 Delay of Conversion. The conversion of the Units into the Shares under any event described in Section 3(a) above, shall be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of federal securities laws or other Applicable Law. If the conversion of the Units into the Shares is delayed by the provisions of this Section 3(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other Applicable Law. For purposes of this Section 3(b), the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Law.

.3 Delay of Issuance of Shares. The Company shall delay the issuance of any Shares under this Section 3 to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies); in such event, any Shares to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s termination of Continuous Service will be issuable on the first business day following the expiration of such six (6) month period.

31 Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares as set forth in Section 3(a) above.

32 Transfer Restrictions. The Shares issued to the Grantee hereunder upon settlement of the Units as set forth in Section 3(a) above may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee prior to the sixth (6th) anniversary of the Date of Award (the “Lockup Period”). During the Lockup Period, the Grantee will have voting rights and rights with respect to dividends paid on the Common Stock in respect of the Shares. In addition, the Shares issued to the Grantee upon settlement of the Units hereunder are subject to forfeiture to the Company if, prior to the expiration of the Lockup Period (or such earlier period set forth below):

.1 the Grantee’s Continuous Service is terminated by the Company for Cause;

.2 the Grantee discloses any Confidential Information. For purposes of this Agreement, “Confidential Information” means information concerning the Company’s and its client’s businesses, strategies, operations, financial affairs, organizational and personnel matters (including information regarding any aspect of any Employee’s Continuous Service with the Company or of the termination of such service), policies, procedures and other non-public matters, or concerning those of third parties. Confidential Information may have been or be provided in written or electronic form or orally. In consideration of, and as a condition to, continued access to Confidential Information, and without prejudice to or limitation on any other confidentiality obligations imposed by agreement or by law, the Grantee hereby undertakes to use and protect Confidential Information in accordance with any restrictions placed on its use or disclosure. Without limiting the foregoing, except as authorized by the Company or as required by Applicable Law, the Grantee may not disclose or allow disclosure of any Confidential Information, or of any information derived therefrom, in whatever form, to any person unless such person is a director, officer, partner, employee, attorney or agent of the Company and, in the Grantee’s reasonable good faith judgment, has a need to know the Confidential Information or information derived therefrom in furtherance of the business of the Company. The foregoing obligations will survive, and remain binding and enforceable notwithstanding any termination of the Grantee’s Continuous Service and any settlement of the financial rights and obligations arising from the Grantee’s Continuous Service. Without limiting the foregoing, the existence of, and any information concerning, any dispute between the Grantee and the Company shall constitute Confidential Information except that the Grantee may disclose information concerning such dispute to the arbitrator that is considering such dispute, or to the Grantee’s legal counsel (provided that such counsel (A) does not represent any other Employee of the Company in an employment related matter, (B) does not represent a competitor of the Company, and (C) agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute);

.3 without the prior written consent of the Executive Committee of the Board (the “Executive Committee”), which consent may be withheld in its sole and absolute discretion, during the period of the Grantee’s Continuous Service and for the twelve (12) month period following the termination of the Grantee’s Continuous Service, the Grantee (A) forms, or acquires a five percent (5%) or greater equity ownership, voting or profit participation interest in, any Competitive Enterprise; or (B) associates (including, but not limited to, association as an officer, employee, partner, director, consultant, agent or advisor) with any Competitive Enterprise and in connection with such association engages in, or directly or indirectly manages or supervises personnel engaged in, any activity (x) which is similar or substantially related to any activity in which the Grantee was engaged, in whole or in part, at the Company, and (y) for which the Grantee had direct or indirect managerial or supervisory responsibility at the Company. For purposes of this Agreement, a “Competitive Enterprise” is a business enterprise that engages in, or owns or controls a significant interest in any entity that engages in financial services such as in any activity that competes directly or indirectly with the Company, including, without limitation, investment banking, underwriting, placement agent activities, public or private finance, financial advisory services, investment advice, merchant banking, asset or hedge fund management, private equity or other public or private investment funds, real estate investments, services or vehicles, securities research, brokerage, sales, lending, custody, clearance, settlement or trading, or any similar activities, services or products (all of the foregoing for anyone other than the Grantee and members of the Grantee’s family and in such case, the Grantee shall provide full, complete and accurate disclosure to the Executive Committee upon its request with respect to such activities (including, without limitation, supporting trade data));

.4 during the period of the Grantee’s Continuous Service and for the twelve (12) month period following the termination of the Grantee’s Continuous Service, the Grantee, in any manner, directly or indirectly, (A) Solicits a Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company or (B) interferes with or damages (or attempts to interfere with or damages) any relationship between the Company and a Client. For purposes of this Agreement, the term “Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action and the term “Client” means any client or prospective client of the Company to whom the Grantee provided services, or for whom the Grantee transacted business, or whose identity became known to the Grantee in connection with the Grantee’s Continuous Service with the Company;

.5 during the period of the Grantee’s Continuous Service and for the twelve (12) month period following the termination of the Grantee’s Continuous Service, the Grantee in any manner, directly or indirectly, Solicits any person who is an Employee to resign from the Company or to apply for or accept employment with any Competitive Enterprise; or

.6 during the Coverage Period, the Grantee fails to take all actions and do all such things as may be reasonably requested by the Executive Committee from time to time to maintain for the Company the business, goodwill, and business relationships with any of the Company’s Clients with whom the Grantee worked during the Grantee’s Continuous Service. During the Coverage Period, the Executive Committee may, in its sole and absolute discretion, continue paying the Grantee’s salary and require that the Grantee refrain from engaging in any other employment or business activities until the Executive Committee determines the Client relationships are transferred to the Company. For purposes of this Agreement, the term “Coverage Period” means, at the discretion of the Executive Committee, either the 90-day period beginning on the date on which notice of the Grantee’s termination of Continuous Service is delivered to or by the Company or the 90-day period beginning on the date of termination of the Grantee’s Continuous Service.

If the Grantee participants in any of the foregoing activities, the Shares issued or otherwise issuable upon settlement of the Units shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Shares and shall have all rights and interest in or related thereto without further action by the Grantee.

33 Accelerated Conversion of Units and Issuance of Shares following a Corporate Transaction. The following circumstances shall permit an accelerated conversion of the Units, the vesting of which accelerated in connection with a Corporate Transaction, and the issuance of Shares:

.1 Unforeseeable Emergency. In the event of an Unforeseeable Emergency, the Administrator may, in its sole discretion, permit the conversion of vested Units and the corresponding issuance of the number of Shares to the Grantee equal in value to an amount no greater than the amount necessary to satisfy the emergency plus any taxes reasonably anticipated as a result of the distribution. For purposes of this Section 6(a), “Unforeseeable Emergency” shall mean an unforeseeable emergency as defined in Code Section 409(a)(2)(B)(ii)(I) (as limited by Code Section 409A(a)(2)(B)(ii)(II)), the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.

.2 Domestic Relations Order. In its sole discretion, the Administrator may permit acceleration of the time or schedule for the conversion of vested Units and corresponding issuance of the Shares to an individual other than the Grantee as may be necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)).

.3 Conflict of Interest. In its sole discretion, the Administrator may permit acceleration of the time or schedule for the conversion of vested Units and corresponding issuance of the Shares as may be necessary to comply with certain ethics rules as provided in Treasury Regulation Section 1.409A-3(j)(4)(iii).

.4 Income Inclusion under Section 409A of the Code. To the extent permitted under Code Section 409A, in its sole discretion, the Administrator may permit acceleration of the time or schedule for the conversion of vested Units and corresponding issuance of the Shares at any time this Agreement fails to meet the requirements of Section 409A of the Code and the corresponding regulations. Notwithstanding the foregoing, the accelerated distribution of Shares upon conversion of vested Units to the Grantee under this Section 6(d) shall not exceed the number of Shares with a value equal to the amount required to be included as income by the Grantee as a result of the failure to meet the requirements of Section 409A of the Code and the corresponding regulations.

.5 Dissolution or Bankruptcy. To the extent permitted under Code Section 409A, the Administrator shall have the authority, in its sole discretion, to terminate this Agreement and convert vested Units into a distribution of Shares to the Grantee for all of the Shares subject to this Agreement or, if applicable, to his or her beneficiary within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(a). Any unvested Units shall be forfeited upon such termination of this Agreement. The total value of the accelerated distribution of Shares under this Section 6(e) must be included in the Grantee’s gross income in the latest of:

.1 The calendar year in which the Agreement is terminated; or

.2 The calendar year in which the issuance of the Shares is administratively practicable.

.6 Termination of the Agreement by the Company. To the extent permitted under Code Section 409A, the Administrator shall have the authority, in its sole discretion, to terminate this Agreement and convert vested Units into a distribution of Shares to the Grantee for all of the Shares subject to this Agreement to the Grantee or, if applicable, to his or her beneficiary provided that:

.1 The termination and liquidation does not occur proximate to a downturn in the financial health of the Company;

.2 The Company terminates and liquidates all arrangements sponsored by the Company that would be aggregated with any terminated and liquidated arrangements under Treasury Regulation Section 1.409A-1(c) and all other published interpretative authority as issued or amended from time to time if the Grantee had deferrals of compensation under all of the arrangements that are terminated and liquidated;

.3 No payments or issuance of Shares (other than payments or issuance of Shares hereunder that would have been paid if the termination had not occurred) are made within twelve (12) months of the termination of this Agreement;

.4 All payments and issuance of Shares subject to this Agreement are made within twenty-four (24) months of the date the Company takes all necessary action to irrevocably terminate and liquidate this Agreement; and

.5 The Company does not adopt a new arrangement that would be aggregated with any terminated and liquidated arrangements under Treasury Regulation Section 1.409A-1(c) if the Grantee participated in both arrangements, at any time within three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate this Agreement.

34 Taxes.

Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability. The Grantee does not have discretion to direct the Company to withhold any amount in excess of the minimum statutory tax withholding requirements, to make any such excess tax payments on behalf of the Grantee, or to withhold or pay any amount in satisfaction of the Grantee’s other tax liabilities.

Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company. Under no circumstances will the Company be obligated to withhold any amount in excess of the minimum Tax Withholding Obligation, or to withhold or pay any additional amount in satisfaction of the Grantee’s other tax liabilities.

By Share Withholding. The Grantee authorizes the Company to, upon the exercise of its sole discretion, withhold from those Shares issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

By Sale of Shares. Unless the Grantee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to, upon the exercise of Company’s sole discretion, sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises (e.g., a vesting date), the Administrator, in its sole discretion, may permit the Grantee to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

Notwithstanding the foregoing, the Company or a Related Entity also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to the Grantee by the Company and/or a Related Entity.

35 Parachute Payment Excise Tax.

.1 In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”)) to the Grantee or for the Grantee’s benefit, paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, the Grantee’s Continuous Service with the Company, a Corporate Transaction or a Change in Control (a “Payment” or “Payments”), would be subject to the excise tax imposed by Code Section 4999, or any interest or penalties are incurred by the Grantee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Grantee will be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Grantee of all taxes (including any interest or penalties (other than interest and penalties imposed by reason of the Grantee’s failure to file timely a tax return or pay taxes shown due on The Grantee’s return) imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Grantee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

.2 An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made by the Company. The Company shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation, to the Grantee within fifteen (15) days of the date of termination of the Grantee’s Continuous Service, if applicable, or such other time as requested by the Grantee (provided the Grantee reasonably believes that any of the Payments may be subject to the Excise Tax). If requested by the Grantee, the Company shall furnish the Grantee, at the Company’s expense, with an opinion reasonably acceptable to the Grantee from the Company’s accounting firm (or an accounting firm of equivalent stature reasonably acceptable to the Grantee) that there is a reasonable basis for the Determination. Any Gross-Up Payment determined pursuant to this Section 8 shall be paid by the Company to the Grantee within five (5) days of receipt of the Determination.

.3 As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an “Excess Payment”) or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an “Underpayment”).

.1 An Underpayment shall be deemed to have occurred (A) upon notice (formal or informal) to the Grantee from any governmental taxing authority that the Grantee’s tax liability (whether in respect of the Grantee’s current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (B) upon a determination by a court, or (C) by reason of determination by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return). If an Underpayment occurs, the Grantee shall promptly notify the Company and the Company shall promptly, but in any event at least five (5) days prior to the date on which the applicable government taxing authority has requested payment, pay to the Grantee an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of the Grantee’s failure to file timely a tax return or pay taxes shown due on the Grantee’s return) imposed on the Underpayment.

.2 An Excess Payment shall be deemed to have occurred upon a Final Determination (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or portion thereof) with respect to which the Grantee had previously received a Gross-Up Payment. A “Final Determination” shall be deemed to have occurred when the Grantee has received from the applicable government taxing authority a refund of taxes or other reduction in the Grantee’s tax liability by reason of the Excise Payment and upon either (A) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Grantee and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (B) the statute of limitations with respect to the Grantee’s applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be repaid by the Grantee to the Company unless, and only to the extent that, the repayment would either reduce the amount on which the Grantee is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999.

.4 Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable government taxing authorities, as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

36 Entire Agreement; Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

37 Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

38 Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

39 Venue and Jurisdiction. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought exclusively in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Francisco) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

40 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

41 Amendment and Delay to Meet the Requirements of Section 409A. The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable. In addition, the Company makes no representation that the Award will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Award. The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

END OF AGREEMENT